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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us in this Post-Effective Amendment No. 45 to Registration Statement (the "Registration Statement") No. 033-15253 of Seligman Portfolios, Inc. on Form N-1A, under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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New York, New York
April 27, 2010